UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

PALTALK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 12, 2024, Paltalk, Inc. (the “Company” or “Paltalk”) held a conference call and audio webcast to provide stockholders with corporate updates and to discuss the Company’s financial results for the quarter ended September 30, 2024 (the “Earnings Call”). Excerpts from the transcript of the Earnings Call containing information relating to the Company’s special meeting of stockholders (the “Special Meeting”) can be found below:

Jason Katz – Paltalk, Inc. – Chairman and Chief Executive Officer:

“Our team had a very busy and productive end to the summer, highlighted by the signing of a merger agreement to acquire Newtek Technology Solutions, from NewtekOne, through a two-step merger process. Pursuant to the merger agreement, at closing, we will pay $4,000,000 in cash to Newtek and will issue to Newtek 4,000,000 shares of a newly created series of Paltalk’s preferred stock. Newtek is also entitled to receive an earn-out payment of up to $5,000,000 based on the achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years.

We also recently announced our entry into an Asset Purchase Agreement with Meteor Mobile Holdings, Inc., pursuant to which we agreed to sell our telecommunications services provider, Vumber, as well as its Paltalk and Camfrog applications and all assets related to such services provider and applications to Meteor Mobile in exchange for a cash payment of $1,350,000 and the assumption of all of our liabilities and obligations arising out of or relating to the Transferred Assets on or after the closing of the Divestiture. The sale of our Paltalk and Camfrog applications is required under the terms of the merger agreement with Newtek One. Following the Divestiture, Paltalk will retain (i) all patents, patent applications, and any rights or causes of action related to such patents and patent applications (including the patent litigation against Cisco), and (ii) any assets (including intellectual property) that are not exclusively related to such applications. We are also entitled to receive, for the six-month period beginning July 1, 2025 and each subsequent annual period beginning on January 1, 2026, 2027 and 2028, certain cash earnout payments based on a percentage of cash revenue, net of refunds, received by Meteor Mobile that is attributable to the business of the transferred assets we are selling.

We believe the acquisition of Newtek Technology Solutions will provide excellent value for our stockholders. We expect that the Acquisition, once completed, will have an immediate and meaningful impact on our revenue, since NTS’ revenue in 2023 was approximately three times greater than Paltalk’s 2023 revenue. We also expect the Acquisition to provide enhanced opportunities for future growth and optimization. We are extremely excited, upon closing of the Acquistion, to enter the cloud infrastructure and cybersecurity sectors with the acquisition of a business we deem ripe for growth both organically and through potential accretive acquisitions in the future. Given our management team’s extensive technology expertise that has been demonstrated throughout the years, we are confident in our ability to integrate, operate and grow this business and enhance stockholder value.

We have an ample cash balance of $12.1 million as of September 30, 2024, and we are excited to focus our attention on growing the technology solutions business.

As a result of the entry into the Acquisition Agreement and the Divestiture Agreement, our near-term business objectives now include:

●	Consummation of the Acquisition and the Divestiture;

●	Integration of the business of NTS following the closing of the Acquisition;

●	Continuing our efforts to improve user experience with our ManyCam software and optimize features for both consumer and enterprise applications; and

●	Continuing to defend our intellectual property.”

Question and Answer Portion of the Earnings Call

Kara Jenny – Paltalk, Inc. – Chief Financial Officer:

“We will now move on to questions: …

Next question:

In regards to the Newtek Technology Solutions acquisition, can you please explain and give some detail as to what the business specifically does and perhaps give an example of a client and what it does for them?”

Jason Katz:

“NTS provides a range of IT related services, including managed IT, managed security, managed backup and disaster recovery, secure private cloud hosting, professional services consulting, product procurement services, web hosting and e-commerce solutions, as well as implementing technology solutions for enterprise and commercial clients across the U.S. NTS delivers secure and compliant services to customers within heavily regulated industries, including financial services, and healthcare.”

Kara Jenny:

“Thank you, final question:

As a follow-up to Newtek Technology Solutions, it appears to generate significantly more revenue than your prior Paltalk business, but what gives you the confidence it’s a business with growth prospects? And are there additional like-wise businesses you feel you can also acquire?”

Jason Katz:

“Managed cybersecurity and managed cloud hosting are growing rapidly worldwide. We believe that the acquisition of NTS gives us the ability to enter the cloud infrastructure and cybersecurity sectors, both business deemed ripe for growth both organically and through potential accretive acquisitions in the future.”

Additional Information and Where to Find It

In connection with (i) the issuance of Paltalk’s securities as consideration for the acquisition of Newtek Technology Solutions, Inc. from NewtekOne, Inc. (the “Acquisition” and such issuance, “Stock Issuance”) and (ii) Paltalk’s sale of its “Vumber”, as well as its “Paltalk” and “Camfrog” applications and certain assets related to such services provider and applications, other than certain excluded assets, to Meteor Mobile, Inc. (the “Divestiture”), Paltalk intends to file preliminary and definitive proxy statements and other materials with the Securities and Exchange Commission (the “SEC”). In addition, Paltalk may also file other relevant documents with the SEC regarding the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents will be sent or given to Paltalk’s stockholders as of the record date established for voting. Investors and stockholders may also obtain a free copy of the proxy statement (when available) and other documents filed by Paltalk at its website, www.paltalk.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Paltalk by directing such request to Paltalk, to the attention of the Investor Relations, 30 Jericho Executive Plaza, Suite 400E Jericho, New York 11753.

Participants in the Solicitation

Paltalk and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Paltalk’s stockholders in connection with the proposed transactions. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Paltalk’s directors and executive officers by reading Paltalk’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on October 21, 2024 (the “Annual Meeting Proxy Statement”). To the extent holdings of common stock by Paltalk’s directors and executive officers have changed from the amounts of common stock held by such persons as reflected in Paltalk’s the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC in connection with the proposed transactions when they become available.

Forward-Looking Statements

Certain statements contained in this disclosure constitute “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements in this disclosure may include, but are not limited to, statements relating to (i) Paltalk’s future business objectives, (ii) the Acquisition and the Divestiture and their expected timing and closing, including receipt of required approvals, (iii) estimates of future synergies, savings and efficiencies, (iv) expectations regarding Paltalk’s ability to effectively integrate assets and properties it may acquire as a result of the proposed transactions, (v) expectations regarding future investments or divestitures, including the Divestiture, and (vi) expectations of future plans, priorities, focus and benefits of the proposed transactions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Paltalk, including but not limited to (i) the ability of the parties to consummate the proposed transactions in a timely manner or at all, (ii) satisfaction of the conditions precedent to consummation of the Acquisition and the Divestiture, including the ability to secure required consents and regulatory approvals in a timely manner or at all, and approval by Paltalk’s stockholders of the Stock Issuance and the Divestiture, (iii) the possibility of litigation (including related to the Acquisition and the Divestiture), (iv) Paltalk’s ability to improve, market and promote its ManyCam software, (v) Paltalk’s ability to defend its intellectual property rights and (vi) other risks described in Paltalk’s SEC filings. Paltalk does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise, except as required by applicable securities laws. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. More information on potential factors that could affect Paltalk’s financial results will be included in the preliminary and the definitive proxy statements that Paltalk intends to file with the SEC in connection with Paltalk’s solicitation of proxies for the Special Meeting to be held to approve, among other things, the Stock Issuance and the Divestiture in connection with the proposed transactions.

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